EXHIBIT 99.1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: August 7, 2025

Cavalry Fund I LP
By: Cavalry Fund I GP LLC, its General Partner

By:	/s/ Thomas Walsh
Name: Thomas Walsh
Title: Manager

WVP Emerging Manager Onshore Fund LLC
By:	Cavalry Fund I GP LLC, its General Partner

By:	/s/ Thomas Walsh
Name: Thomas Walsh
Title: Manager

C/M Capital Partners, LP
By:	/s/ Thomas Walsh
Name: Thomas Walsh
Title: Partner

Cadence Hill Opportunity Fund, LP
By:	Cavalry Fund GP LLC, its General Partner

By:	/s/ Thomas Walsh
Name: Thomas Walsh
Title: Managing Member

Cavalry Fund I Management LLC
By:	/s/ Thomas Walsh
Name: Thomas Walsh
Title: Manager

/s/ Thomas Walsh
Thomas Walsh

/s/ Jonathan Juchno
Jonathan Juchno